Exhibit 21.1

Subsidiaries

China Net Online Media Group Limited, a British Virgin Islands company.

CNET Online Technology Limited, a Hong Kong company.

Rise King Century Technology Development (Beijing) Co., Ltd., a wholly foreign-owned enterprise (“WOFE”), established in the People’s Republic of China (the “PRC”).

Through a series of contractual agreements between the WFOE and Business Opportunity Online (as defined below), Beijing CNET Online (as defined below) and Shanghai Jing Yang (as defined below), the Company, through the WFOE, secures significant rights to influence the three companies’ business operations, policies and management, approve all matters requiring shareholder approval, and the right to receive 100% of the income earned by the three companies.
  Business Opportunity Online (Beijing) Network Technology Co., Ltd. (“Business Opportunity Online”), incorporated in the PRC.
  Beijing CNET Online Advertising Co., Ltd. (“Beijing CNET Online”), incorporated in the PRC.
  Rise King (Shanghai) Advertising Media Co., Ltd. (“Shanghai Jing Yang”), incorporated in the PRC.
Beijing CNET Online is a 51% shareholder of Shanghai Borongdingsi Computer Technology Co., Ltd. (“Shanghai Borongdingsi”), the sole shareholder of Quanzhou Zhi Yuan Marketing Planning Technology Co., Ltd. (“Quanzhou Zhi Yuan”), and the sole shareholder of Quanzhou Tian Xi Sun He Advertisement Co., Ltd. (“Quanzhou Tian Xi Sun He”), each of which is incorporated in the PRC.

Business Opportunity Online is a 51% shareholder of Beijing Chuang Fu Tian Xia Network Technology Co., Ltd. (“Beijing Chuang Fu Tian Xia”), the sole shareholder of Business Opportunity Online (Hubei) Network Technology Co., Ltd. (“Hubei Business Opportunity Online”), and a 23.18% shareholder of Shenzhen City Mingshan Network Technology Co., Ltd. (“Shenzhen Mingshan”), each of which is incorporated in the PRC.

Hubei Business Opportunity Online is the sole shareholder of Hubei CNET Advertising Media Co., Ltd. (“Hubei CNET”), a 51% shareholder of Sheng Tian Network Technology (Hubei) Co., Ltd. (“Hubei Sheng Tian”), the sole shareholder of Sou Yi Lian Mei Network Technology (Beijing) Co., Ltd. (“Sou Yi Lian Mei”), a 25.5% shareholder of Zhao Shang Ke Network Technology (Hubei) Co., Ltd. (“Zhao Shang Ke”), each of which is incorporated in the PRC.

Quanzhou Zhi Yuan is the sole shareholder of Xin Qi Yuan Advertisement Planning (Hubei) Co., Ltd. (“Hubei Xin Qi Yuan”), which is incorporated in the PRC.

Quanzhou Tian Xi Sun He is the sole shareholder of Mu Lin Sen Advertisement (Hubei) Co., Ltd. (“Hubei Mu Lin Sen”), which is incorporated in the PRC..

Sou Yi Lian Mei is the sole shareholder of Jin Du Ya He (Beijing) Network Technology Co., Ltd. (“Jin Du Ya He”), which is incorporated in the PRC.